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Exhibit 23.5

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        We hereby consent to the reference in this Registration Statement on Form S-1 of Abraxas Energy Partners, L.P. of our firm relating to our review of the estimates of oil and gas reserves for 2007 and 2006 of certain properties formerly owned by St. Mary Land & Exploration Company and the reference relating to our preparation of a portion of such reserve estimates for 2005.

/s/ Ryder Scott Company, L.P.
Ryder Scott Company, L.P.

Denver, Colorado
June 3, 2008

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  Exhibit 23.5
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS